EXHIBIT 10.1


                         CONTRIBUTION AND SALE AGREEMENT



                                  by and among




                    FIRST AMERICAN REAL ESTATE SOLUTIONS LLC,




                              MATRIX BANCORP, INC.,




                                       and




                       MATRIX ASSET MANAGEMENT CORPORATION




                         Effective as of August 31, 2004




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
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                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS
                                                                              Page
                                                                              ----

1.1  Defined Terms...............................................................1
1.2  Principles of Construction..................................................6

                                   ARTICLE II
                ORGANIZATION OF NEWCO; CLOSING; SCOPE OF BUSINESS

2.1  Organization; Expenses......................................................6
2.2  Capital Contributions; Closing..............................................7
2.3  Certain Assets and Liabilities Not Transferred..............................8
2.4  Instruments of Transfer and Conveyance......................................8

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF MATRIX AND MAMC

3.1  Authorization and Validity of Agreement.....................................8
3.2  Existence and Good Standing; Subsidiaries...................................9
3.3  Financial Statements........................................................9
3.4  Title to Interests.........................................................10
3.5  Leases.....................................................................10
3.6  Real Property..............................................................10
3.7  Material Contracts.........................................................11
3.8  Consents and Approvals; No Violations......................................12
3.9  Litigation.................................................................12
3.10  Taxes.....................................................................12
3.11  No Changes Since Balance Sheet Date.......................................14
3.12  Compliance with Laws; Permits.............................................14
3.13  Intellectual Properties...................................................15
3.14  Labor Matters.............................................................17
3.15  Employee Benefit Plans....................................................18
3.16  Books and Records.........................................................20
3.17  Nature of Investment......................................................20
3.18  Transactions with Affiliates..............................................20
3.19  Broker's or Finder's Fees.................................................20
3.20  SEC Filings...............................................................20
3.21  Disclosure................................................................20
3.22  Copies of Documents.......................................................21

                                      (i)


                                                                              Page
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                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF FIRST AMERICAN

 4.1  Authorization and Validity of Agreement...................................21
 4.2  Existence and Good Standing...............................................21
 4.3  Nature of Investment......................................................22
 4.4  Consents and Approvals; No Violations.....................................22
 4.5  Litigation................................................................22
 4.6  Disclosure................................................................22
 4.7  Broker's or Finder's Fees.................................................23
 4.8  Financial Data............................................................23

                                    ARTICLE V
                                    COVENANTS

 5.1  Ordinary Course...........................................................23
 5.2  Commercially Reasonable Efforts...........................................24
 5.3  Consents and Further Assurances...........................................24
 5.4  Notices of Certain Events.................................................24
 5.5  Access to Information Concerning Matrix Business and Records..............25
 5.6  Exclusive Dealing.........................................................25
 5.7  Parties to Maintain Existence.............................................26
 5.8  Use of Name...............................................................26
 5.9  Employee Payments.........................................................26
 5.10  Customer Advances........................................................27
 5.11  Minimum Deposit..........................................................27

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

 6.1  Conditions Precedent to the Obligations of Each of the Parties............27
 6.2  Conditions Precedent to the Obligations of First American.................28
 6.3  Conditions Precedent to the Obligations of Matrix and MAMC................30

                                   ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

 7.1  Survival of Representations...............................................31
 7.2  Indemnification...........................................................31
 7.3  Indemnification Procedure.................................................33
 7.4  Post-Closing Tax Indemnification..........................................34
 7.5  Set-Off...................................................................34

                                  ARTICLE VIII
                                   TERMINATION

 8.1  Events of Termination.....................................................34
 8.2  Effect of Termination.....................................................35

                                   ARTICLE IX
                                  MISCELLANEOUS

 9.1  Fees and Expenses.........................................................35
 9.2  Extension; Waiver.........................................................35
 9.3  Confidentiality...........................................................36
 9.4  Public Announcements......................................................36
 9.5  Records Retained by Matrix, MAMC and Newco................................36
 9.6  Notices...................................................................36
 9.7  Entire Agreement..........................................................38
 9.8  Binding Effect; Benefit; Assignment.......................................38
 9.9  Amendment and Modification................................................38
9.10  Counterparts..............................................................38
9.11  Governing Law.............................................................38
9.12  Severability..............................................................39
9.13  Further Assurances........................................................39
9.14  Third Party Beneficiary...................................................39


                                      (ii)

                                    SCHEDULES




                                    EXHIBITS

Exhibit A...Form of Operating Agreement
Exhibit B...Form of Promissory Note


                                     (iii)

                         CONTRIBUTION AND SALE AGREEMENT

     This CONTRIBUTION AND SALE AGREEMENT, effective as of August 31, 2004, is entered into by and among FIRST AMERICAN REAL ESTATE SOLUTIONS LLC, a California limited liability company ("First American"); MATRIX BANCORP, INC., a Colorado corporation ("Matrix"); and MATRIX ASSET MANAGEMENT CORPORATION, a Colorado corporation ("MAMC").

                              W I T N E S S E T H:

     WHEREAS, First American, Matrix and MAMC (each a "Party" and, collectively, the "Parties") desire to form a new limited liability company to own and operate the Matrix Business (as such term is defined below);

     WHEREAS, to effectuate their intent the Parties deem it advisable to form a limited liability company and to contribute certain assets and obligations to such limited liability company; and

     WHEREAS, in order to set forth certain terms and conditions upon which such limited liability company will be owned and operated, the Parties desire to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" shall mean and include, with reference to any Person, any other Person (other than Newco) Controlling, Controlled by or under common Control with such Person.

     "Agreed Claims" shall have the meaning set forth in Section 7.3(d).

     "Agreement" shall mean this Contribution and Sale Agreement, as the same may be amended, restated, modified and/or supplemented from time to time.

     "Assumed Obligations" shall have the meaning set forth in Section 2.2(a).

     "Balance Sheet" shall have the meaning set forth in Section 3.3(a).

     "Balance Sheet Date" shall mean June 30, 2004.

     "Bank" shall have the meaning set forth in Section 5.11.

     "Business Day" shall mean any day, excluding Saturday, Sunday or any day which shall be a legal holiday in the States of California, Colorado or Delaware.

     "Business Record" shall have the meaning set forth in Section 9.5.

     "Capital Account" shall have the meaning given thereto in the Operating Agreement.

     "Certificate" shall have the meaning set forth in Section 7.3(a).

     "Change in Control" shall mean, with respect to any Person, (a) the acquisition in one transaction or a series of related transactions by any acquiring Person of any voting securities of such Person or such Person's parent company or companies, immediately after which such acquiring Person has beneficial ownership of fifty percent (50%) or more of the combined voting power of such Person or such Person's parent company or companies, or (b) the consummation of any merger, consolidation, recapitalization or reorganization involving such Person or such Person's parent company or companies unless the stockholders of such Person or such Person's parent company or companies, as applicable, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Person resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities of such Person immediately before such merger, consolidation, recapitalization or reorganization, or (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of such Person or such Person's parent company or companies to any acquiring Person.

     "Closing" shall have the meaning set forth in Section 2.2(c).

     "Closing Date" shall have the meaning set forth in Section 2.2(c).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "Contract" means any note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement, understanding, arrangement, contract, commitment, lease, franchise agreement or other instrument or obligation (whether oral or written), each including all amendments, supplements and other modifications thereto.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Interests, by contract or otherwise.

     "Deposit Term" shall have the meaning set forth in Section 5.11.

     "Encumbrances" shall mean all liens, encumbrances, restrictions and claims of every kind and character.

     "Entity" shall mean any Person that is not a natural Person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall have the meaning set forth in Section 3.20.

     "FAEC" shall have the meaning set forth in Section 5.11.

     "Financial Statements" shall have the meaning set forth in Section 3.3(a).

     "First American" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "First  American  Membership  Interest" shall have the meaning set forth in
Section 2.2(b).

     "First American MMA" shall have the meaning set forth in Section 5.11.

     "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

     "Indemnifiable Taxes" shall have the meaning set forth in Section 7.4(a).

     "Indemnified Party" shall have the meaning set forth in Section 7.3(a).

     "Indemnifying Party" shall have the meaning set forth in Section 7.3(a).

     "Intellectual Property" shall mean all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and universal resource locators (URLs), trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing).

     "Legal Change" shall mean a change in applicable laws, regulations or business conditions which, in First American's or FAEC's reasonable discretion, results in FAEC being unable to continue to conduct Internal Revenue Code
Section 1031 exchanges as they are being conducted on the date hereof.

     "License" shall have the meaning set forth in Section 3.12(b).

     "Losses" shall have the meaning set forth in Section 7.2(a).

     "MAMC" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Material Adverse Effect" shall mean, (a) with respect to a Person, a material adverse effect on (i) the validity or enforceability of this Agreement or any Transaction Document against such Person, (ii) the ability of such Person to perform its obligations under this Agreement or any other Transaction Document to which such Person is a party, or (iii) on the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such Person, and (b) with respect to the Matrix Business, a material adverse effect on the business, properties, assets, liabilities, prospects, condition (financial or otherwise), results of operations or prospects of the Matrix Business.

     "Material Contract" shall have the meaning set forth in Section 3.7(b).

     "Matrix" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Matrix Business" shall mean the asset disposition and default management services provided by Matrix and its Affiliates, including MAMC (but excluding Realtybid (as defined below)).

     "Matrix Interests" shall have the meaning set forth in Section 2.2(a).

     "Matrix  Plan" and  "Matrix  Plans"  shall  have the  meaning  set forth in
Section 3.15.

     "Membership Interest" shall mean, with respect to each of First American and Matrix, its respective interest in Newco as determined in accordance with the Operating Agreement.

     "Newco" shall mean the Delaware limited liability company to be formed pursuant to Article II.

     "Newco Business" shall mean the business owned and operated by Newco after the Closing, which shall include the Matrix Business.

     "Note" shall have the meaning set forth in Section 2.2(b).

     "Operating Agreement" shall mean the Operating Agreement of Newco by and between First American and Matrix substantially in the form of Exhibit A.

     "Operative Agreements" shall mean this Agreement and the Transaction Documents.

     "Ordinary Course" shall mean, with respect to the Matrix Business (or part thereof), the ordinary course of commercial operations customarily engaged in for the operation of the Matrix Business (or such part thereof) consistent with past practices (including with respect to quantity and frequency).

     "Parent"   shall  mean  The  First  American   Corporation,   a  California
corporation.

     "Party" and "Parties" shall have the meaning set forth in the first WHEREAS clause of this Agreement.

     "Permitted Encumbrances" shall have the meaning set forth in Section 3.4.

     "Person" shall mean and include any individual, partnership, limited partnership, association, joint stock company, joint venture, corporation, trust, limited liability company, unincorporated organization, government, agency or political subdivision thereof.

     "Pre-Closing Period" shall have the meaning set forth in Section 3.10(b).

     "Realtybid" shall have the meaning set forth in Section 2.2(a).

     "Returns" shall have the meaning set forth in Section 3.10(a).

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SEC Reports" shall have the meaning set forth in Section 3.20.

     "Solvency Event" shall mean (i) the failure of the Bank at any time to remain "well capitalized" within the meaning of 12 CFR 565.4, as amended from time to time, and (ii) a failure of the Bank to be in compliance with applicable material regulatory requirements.

     "Subsidiary" shall mean, with respect to any Person, (a) any partnership of which such Person is a general partner or of which such Person's Subsidiary is a general partner or (b) any other Entity which, at the time as of which any determination is being made, is Controlled by such Person.

     "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including all Federal, state, county, local, foreign and other income, franchise, profits, gross receipts, value-added, social security, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

     "Transaction Documents" shall have the meaning set forth in Section 6.2(g).

     "Transactional Taxes" shall have the meaning set forth in Section 2.1(c).

     "Voting Interest" shall mean with respect to any Entity, any equity interest of such Entity having general voting power under ordinary circumstances to participate in the election of the governing body of such Entity
(irrespective of whether at the time any other class or classes of equity interest of such Entity shall have or might have voting power by reason of the happening of any contingency).

     1.2 Principles of Construction.

     (a) All references to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "include" and "including" are not limiting and mean, respectively, "include without limitation" and "including without limitation."

     (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     (d) The Table of Contents hereto and the Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     (e) This Agreement and the Transaction Documents are the result of negotiations among and have been reviewed by counsel to the Parties and are the products of all Parties. Accordingly, they shall not be construed against any Party merely because of such Party's involvement in their preparation.

                                   ARTICLE II
                             ORGANIZATION OF NEWCO;
                           CLOSING; SCOPE OF BUSINESS

     2.1 Organization; Expenses.

     (a) Newco shall be a limited liability company formed under the laws of the State of Delaware, (i) having as its registered name as "Matrix Asset Management LLC" and as from time to time is set forth in Newco's Certificate of Formation and (ii) having its principal offices located at717 17th Street, Suite 200, Denver, Colorado 80202, or such location as from time to time is set forth in Newco's Certificate of Formation.

     (b) All out-of-pocket costs of the establishment of Newco as a limited liability company as contemplated by Section 2.1(a) (including organizational changes and amendments to organizational documents that may be made on or before the Closing Date) shall be shared seventy-five percent (75%) by First American and twenty-five percent (25%) by Matrix.

     (c) Except as otherwise provided in clause (b) above, each Party shall bear its own (i) costs incurred as a result of the transfer of any Matrix Interests to Newco and the transfer of the First American Membership Interest (as defined below) to First American, including payments to third parties, if any, to obtain their consent to such transfer, (ii) professional fees and related costs (including fees and costs of accountants, attorneys, benefits specialists, tax advisors and appraisers) incurred by it in connection with the preparation, execution and delivery of this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby, (iii) the purchase and sale of Membership Interests, and (iv) sales, use, transfer, conveyance, bulk transfer, business and occupation, value added or income taxes, or other taxes, duties, excises or governmental charges imposed by any taxing jurisdiction with respect to the transfer, assignment or conveyance of the Matrix Interests or otherwise on account of this Agreement or the transactions contemplated hereby including those arising from its corporate reorganizations and intercompany transactions in contemplation of such transactions (the foregoing taxes described in this clause (iv) being hereinafter referred to as "Transactional Taxes").

     2.2 Capital Contributions; Closing.

     (a) On or prior to the Closing Date, Matrix shall, and shall cause each of its Affiliates (including MAMC) to, transfer to Newco, (i) free and clear of all Encumbrances, other than Permitted Encumbrances and the Assumed Obligations, all of the Contracts, customer lists, accounts receivable, assets, properties (including Intellectual Property), rights, services and interests constituting the Matrix Business, which Contracts, customer lists, accounts receivable, assets, properties, rights, services and interests are set forth in Part 1 of
Schedule 2.2(a) attached hereto, (ii) the liabilities and obligations of the Matrix Business set forth in Part 2 of Schedule 2.2(a) attached hereto (the "Assumed Obligations"), and (iii) all of the issued and outstanding membership interests in Realtybid International, LLC, a Delaware limited liability company ("Realtybid"), then owned by Matrix and its Affiliates (all such Contracts, customer lists, accounts receivable, assets, properties, rights, services, liabilities, membership interests, obligations and interests in (i), (ii) and
(iii) are hereinafter referred to as the "Matrix Interests"); provided that the book value of the assets so contributed to Newco shall exceed the liabilities and obligations so assumed by Newco by $1,000,000 or more. In consideration of the foregoing, First American and MAMC shall cause Newco to credit the Capital Account of MAMC and issue to MAMC a Membership Interest in Newco in an aggregate amount equal to one hundred percent (100%) of the Membership Interests. Matrix and MAMC jointly and severally represent and warrant to First American that on the unaudited balance sheet of MAMC for the eight month period ended August 31, 2004 previously provided by Matrix to First American, $2,914,678 of the accounts receivable represents allowances made to customers of MAMC and there is a corresponding liability equal to $2,914,678 payable to Matrix.

     (b) Immediately following the transaction set forth in Section 2.2(a), on the Closing Date, First American shall (i) transfer to MAMC (A) cash, by wire transfer in immediately available funds, in the amount of $10,000,000, and (B) a promissory note in the principal amount of $5,000,000, payable in twelve (12) quarterly installments of principal and interest at six and one-half percent (6.5%) per annum and otherwise in the form set forth hereto as Exhibit B (the "Note"), and (ii) pay Matrix the amount required by Section 5.10(a) hereof in cash by wire transfer in immediately available funds. In consideration for such transfers, MAMC shall, and Matrix shall cause MAMC to, transfer to First American, and cause Newco to credit the Capital Account of First American and issue to First American, a Membership Interest in Newco in an aggregate amount equal to seventy-five percent (75%) of the Membership Interests (the "First American Membership Interest"), free and clear of any restrictions, liens, encumbrances or rights of others (other than those arising under the Operating Agreement in the case of any transfer of Membership Interests). For the avoidance of doubt, immediately following the transactions contemplated by Sections 2.2(a) and (b), MAMC shall be the record and beneficial owner of a Membership Interest in Newco in an aggregate amount equal to twenty-five percent (25%), and First American shall be the record and beneficial owner of a Membership Interest in Newco in an aggregate amount equal to seventy-five percent (75%) of the Membership Interests.

     (c) The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Matrix at 700 17th Street, Suite 2100, Denver, Colorado 80202, at 11:00 a.m. local time on September 10, 2004, or at such other place or time or on such other date as the Parties may agree (the date of the Closing being referred to as the "Closing Date").

     2.3 Certain Assets and Liabilities Not Transferred. Except for the Matrix Interests, none of First American, MAMC and their respective Affiliates shall be required to transfer or contribute on the Closing Date any Contracts, assets, properties, rights, services or interests, and Newco shall not be required to assume on the Closing Date any obligations or liabilities, of First American, Matrix or their respective Affiliates, including without limitation, any outstanding notes, credit lines or other debt obligations. For the avoidance of doubt, the assets set forth on Part 3 of Schedule 2.2(a), and all liabilities and obligations associated therewith, shall be excluded from the definition of "Matrix Interests" and shall be excluded from transfer to Newco hereunder.

     2.4 Instruments of Transfer and Conveyance. The sale, transfer and conveyance of the Matrix Interests shall be effected by delivery on or prior to the Closing Date by Matrix of such deeds, transfers, endorsements, assurances, conveyances, releases, discharges, assignments, certificates, drafts, checks or other instruments of transfer and conveyance, duly executed by Matrix, its Affiliates and/or Newco, as the case may be, as any Party reasonably deems necessary to vest in Newco all right, title and interest in and to the Matrix Interests, free and clear of any Encumbrance of any kind, except Permitted Encumbrances.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF MATRIX AND MAMC

     Matrix and MAMC hereby jointly and severally represent and warrant to each of First American and Newco (which shall be an intended beneficiary of such representations and warranties) as follows:

     3.1 Authorization and Validity of Agreement.

     (a) Each has the corporate power and authority to execute and deliver each of the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Matrix and MAMC of each of the Operative Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by each of their boards of directors and, if applicable, stockholder(s), and no other corporate or stockholder action is necessary to authorize the execution, delivery and performance by each of them of the

Operative Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of them and, assuming the due execution of this Agreement by First American, is a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     (b) Each document and instrument (including each of the Transaction Documents) to be executed by Matrix, MAMC and/or their Affiliates, if any, as contemplated by this Agreement, when executed and delivered by each of the foregoing in accordance with the terms hereof and thereof, has been duly executed and delivered by Matrix, MAMC or their Affiliates, as applicable, and, assuming due execution and delivery by the other parties thereto, will be valid and binding upon Matrix, MAMC or their Affiliates, as applicable, and enforceable against Matrix, MAMC or their Affiliates, as applicable, in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     3.2 Existence and Good Standing; Subsidiaries.

     (a) Each is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. MAMC is duly qualified or licensed to conduct the Matrix Business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the Matrix Business conducted by it makes such qualification necessary. MAMC has delivered to First American true, correct and complete copies of the articles or certificate of incorporation and bylaws of MAMC, in each case as amended through the Closing Date. MAMC is not in violation of any of the provisions of its articles or certificate of incorporation or bylaws.

     (b) Except as set forth on Schedule 3.2(b), MAMC has no Subsidiaries and does not otherwise own, or have any right to acquire, directly or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person. All issued and outstanding capital stock of MAMC is owned, of record and beneficially, by Matrix or a wholly-owned subsidiary of Matrix, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require MAMC to sell, transfer, or otherwise dispose of any capital stock of MAMC or that could require MAMC to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to MAMC.

     3.3 Financial Statements. Matrix has heretofore furnished First American with (a) the unaudited balance sheet of MAMC as at the Balance Sheet Date, together with the related unaudited statements of income for the six months then ended (such balance sheet being hereinafter referred to as the "Balance Sheet") and (b) the balance sheets of MAMC as of end of the latest fiscal year and end of each of the two preceding fiscal years, inclusive, and the related statements of income for the years then ended, together with all explanatory notes thereto, if any (such statements, together with the Balance Sheet, the "Financial
Statements"). Except as set forth on Schedule 3.3, the Financial Statements, including any footnotes thereto, (i) have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition, results of operation and income of MAMC at such dates and for the period(s) covered thereby and (ii) include all of the assets, liabilities, obligations and results of operations of the Matrix Business as at such dates and for the period(s) covered thereby.

     3.4 Title to Interests.

     (a) Except for the consents set forth on Schedule 3.8, MAMC possesses good and valid title to all of the properties and assets (real, personal, tangible and intangible) comprising the Matrix Interests, free and clear of all
Encumbrances, except for Encumbrances which (a) are for current taxes, assessments or governmental charges not yet due and payable, (b) are reflected on the Balance Sheet, or (c) with respect to the membership interest of Realtybid included in the Matrix Interests, arise under the operating agreement of Realtybid, as amended. Encumbrances of the type described in clauses (a), (b) and (c) are sometimes referred to as "Permitted Encumbrances". The Matrix Interests constitute all of the assets necessary to conduct the Matrix Business in the Ordinary Course. Matrix owns or has the lawful right to sell, assign, transfer, convey and deliver all of the Matrix Interests to Newco. The transfer and delivery of the Matrix Interests pursuant hereto shall vest in Newco good and valid title to the Matrix Interests.

     (b) At the time of the  transfer of  Membership  Interest  contemplated  by
Section 2.2(b), MAMC will transfer to First American such Membership Interest free and clear of any restrictions, liens, encumbrances or rights of others (other than those arising under the Operating Agreement) arising by or through Matrix or its Affiliates.

     3.5 Leases. Except for the leases and subleases set forth on Parts 1 and 3 of Schedule 2.2(a), neither MAMC nor the Matrix Business is subject to any lease or sublease relating to real property. Except as set forth o Schedule 3.5, each such lease and sub-lease set forth on Part 1 of Schedule 2.2(a) is in full force and effect; all rents and additional rents due to date from MAMC on each such lease and sublease have been paid; in each case, MAMC has not received notice that it is in material default thereunder; and, to the knowledge of Matrix and MAMC, there exists no event, occurrence, circumstance, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would constitute a material default by MAMC or any other party under such lease and sublease.

     3.6 Real Property. Except for the leasehold and subleases set forth on Parts 1 and 3 of Schedule 2.2(a), MAMC does not own, directly or indirectly, in whole or in part, any interest in any real property.

     3.7 Material Contracts.

     (a) Schedule 3.7(a) sets forth a complete list of all Material Contracts and all customer contracts related to the Matrix Business.

     (b) Except as set forth in Schedule 3.7(a), in connection with the ownership or operation of the Matrix Business, MAMC neither has nor is bound by
(i) any Contract relating to the employment of any Person, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan or arrangement (other than such benefit plans that are set forth on Schedule 3.15), (ii) any Contract which contains restrictions with respect to payment of dividends or any other distribution, (iii) any Contract relating to capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, (iv) any loan or advance to, or investment in, any Person or Contract relating to the making of any such loan, advance or investment, (v) any Contract involving indebtedness of MAMC,
(vi) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, (vii) any management service, consulting or any other similar type Contract which is not cancelable without penalty within 30 days, (viii) any Contract limiting the ability of the Matrix Business to engage in any line of business or to compete with any Person, (ix) any Contract not entered into in the Ordinary Course which is not cancelable without penalty within 30 days, (x) any Contract concerning any joint venture, partnership or business alliance, (xi) any Contract for title services or any similar agreement with any title insurance company, (xii) any Contract that apportions or allocates liability between, or otherwise modifies the respective liabilities of, the Matrix Business and any of its current or former customers with respect to products or services purchased by such customer from the Matrix Business,
(xiii) any Contract which by its operation or termination could have a Material Adverse Effect on the Matrix Business, (xiv) any Contract that amends, supplements or restates any of the foregoing, and (xv) any other agreement that is material to the Matrix Business (each of the Contracts in clauses (i) to (xiv) above, a "Material Contract").

     (c) Each  contract or agreement  set forth (or required to be set forth) on
Schedule 3.7(a) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the transfer of Matrix Interests hereunder) arising out of any action or inaction by Matrix or any of its Affiliates, or to the knowledge of Matrix and MAMC, any other Person, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. MAMC has not violated any of the terms or conditions of any Contract set forth (or required to be set forth) on Schedule 3.7(a) in any material respect, and, to the knowledge of Matrix and MAMC, all of the covenants to be performed by any other party thereto have been fully performed.

     (d) Except as set forth on Part 1 of Schedule 3.7(d), the Matrix Business is not subject to any Contract with any customer that accounted for more than 1% of the total sales of the Matrix Business for the twelve (12) calendar month period ended immediately prior to the date of this Agreement. Set forth on Part

2 of Schedule 3.7(d) is a true and complete list of all suppliers to the Matrix Business to whom the Matrix Business paid more than fifty thousand dollars ($50,000) for the twelve (12) calendar month period ended immediately prior to the date of this Agreement. The relationships of the Matrix Business with each such customer and supplier are good commercial working relationships, and except as set forth on Schedule 3.7(d) no such or customer or supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Matrix Business. None of Matrix, MAMC or any of their Affiliates has received any notice that any such customer or supplier may cancel or otherwise materially and adversely modify its relationship with the Matrix Business, or limit its services, supplies or materials to the Matrix Business, or its usage or purchase of the services and products of the Matrix Business either as a result of the transactions contemplated hereby or otherwise.

     3.8 Consents and Approvals; No Violations. Assuming the making and/or obtaining to the reasonable satisfaction of the Parties of such applications, registrations, declarations, filings, authorizations, orders, consents and approvals as are set forth in Schedule 3.8, the execution and delivery by each of Matrix and MAMC of each of the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, (a) will not violate the provisions of the articles of incorporation or bylaws or similar organizational documents of Matrix and MAMC, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority applicable to Matrix or MAMC, or to which the Matrix Business or the Matrix Interests may be subject, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, (d) will not require the consent of the shareholders of Matrix, and (e) will not result in a violation or breach by either Matrix or MAMC of, conflict with, constitute (with or without due notice or lapse of time or both) a default by either Matrix or MAMC under, or result in the creation of any Encumbrance upon any of the Matrix Interests under, any of the terms, conditions or provisions of any Contract or any other instrument or obligation to which any of Matrix, MAMC or their Affiliates is a party, or by which the Matrix Interests may be bound, excluding from the foregoing clauses
(b), (c) and (e) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which would not, individually or in the aggregate, have a Material Adverse Effect on the Matrix Business.

     3.9 Litigation. Except as set forth in Schedule 3.9, there is no action, suit or proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before or, to the knowledge of Matrix and MAMC, any investigation by, any governmental body, instrumentality or agency, pending or to the knowledge of Matrix and MAMC threatened, against Matrix or MAMC or any of their Affiliates which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Matrix Business. Except as set forth in Schedule 3.9, neither Matrix nor any of its Affiliates is subject to any judgment, order or decree entered in any lawsuit or proceeding which may, individually or in the aggregate, have a Material Adverse Effect on the Matrix Business. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of Matrix and MAMC, threatened, seeking to prevent or challenging any of the transactions contemplated by the Operative Agreements.

3.10     Taxes.

     (a) Tax Returns. Matrix has timely filed or caused to be timely filed with the appropriate taxing authorities all material returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information tax returns) for Taxes ("Returns") that are required to be filed by, or with respect to, the Matrix Business and the Matrix Interests on or prior to the Closing Date. The Returns have accurately reflected all material liability for Taxes of the Matrix Business and the Matrix Interests for the periods covered thereby.

     (b) Payment of Taxes. All Taxes and Tax liabilities due by or with respect to the income, assets or operations of Matrix and its Affiliates (to the extent attributable to the Matrix Business) for all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been timely paid or will be timely paid in full prior to the Closing Date or accrued and adequately disclosed and fully provided for in accordance with GAAP on the Balance Sheet with respect to taxable years or periods (or portions thereof) ending on or before the Balance Sheet Date, and, with respect to taxable years or periods (or portions thereof) ending after the Balance Sheet Date, on the books and records of MAMC in accordance with GAAP and disclosed in writing to First American.

     (c) Other Tax Matters.

     (i) None of Matrix or any of its Affiliates has (A) been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality with respect to the Matrix Business or the Matrix Interests, nor is such an audit contemplated or pending, and (B) received any notices from any taxing authority relating to any issue which could affect any Tax liability with respect to the Matrix Business or the Matrix Interests.

     (ii) As of the Closing Date, none of Matrix nor any of its Affiliates (A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes with respect to the Matrix Business or the Matrix Interests, (B) is presently contesting any Tax liability with respect to the Matrix Business or the Matrix Interests before any court, tribunal or agency,
(C) has granted a power of attorney to any Person relating to the Tax matters of the Matrix Business or the Matrix Interests, or (D) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Matrix Business or the Matrix Interests.

     (iii) All Taxes relating to the Matrix Business or the Matrix Interests which Matrix or any of its Affiliates is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

     (iv) None of the Matrix Interests consists of any United States real property interests within the meaning of Section 897 of the Code and Matrix is not a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

     (v) As of the Closing Date, there are no tax sharing, allocation, indemnification or similar agreements (other than this Agreement) in effect between Matrix, or any of its Affiliates or any predecessor thereof, and any other Person (including Matrix and any Affiliate or predecessors thereof) under which the Matrix Business, the Matrix Interests, First American or Newco could be liable for any Taxes or other claims of any Person.

     (vi) Neither the Matrix Business nor the Matrix Interests are subject to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

     (vii) To the knowledge of Matrix and MAMC, no claim has ever been made by any taxing authority in a jurisdiction where Matrix or MAMC does not file Returns that the Matrix Business or the Matrix Interests are or may be subject to taxation by that jurisdiction.

     (viii) Immediately prior to, and immediately subsequent to, the consummation of the transfer of the Matrix Interests pursuant to the provisions of this Agreement, MAMC will be a solvent corporation with the ability to pay its debts as they become due. For purposes of this paragraph, "solvent" shall mean that the present fair saleable value of MAMC's assets is greater than the amount that will be required to pay its liability on its existing debts as they become absolute and matured.

     3.11 No Changes Since Balance Sheet Date. Since the Balance Sheet Date, except as contemplated or expressly required or permitted by this Agreement or as disclosed in Part 1 of Schedule 3.11, there has not been a Material Adverse Effect on the Matrix Business. Without limiting the foregoing, since the Balance Sheet Date, except as disclosed in Part 2 of Schedule 3.11, MAMC has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course, (b) permitted any of its assets to be subjected to any Encumbrance (other than Permitted
Encumbrances), (c) sold, leased, transferred or otherwise disposed of any assets, except in the Ordinary Course, (d) made any capital expenditure or commitment therefor, (e) made any bonus or profit sharing distribution or payment of any kind, or increased the compensation of any officer or granted any general salary or benefits increase to its employees other than in the Ordinary Course (f) increased its indebtedness, (g) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course charged to applicable reserves, none of which individually or in the aggregate is material to MAMC, (h) canceled or waived any claims or rights of material value,
(i) made any change in any method of accounting or auditing practice, (j) entered into, become subject to, accelerated, terminated, made material modifications to, or cancelled any material agreement, contract, lease, or license to which MAMC is a party or by which the Matrix Business is bound (k) otherwise conducted its business or entered into any material transaction, except in the Ordinary Course or (l) agreed, whether or not in writing, to do any of the foregoing.

     3.12 Compliance with Laws; Permits.

     (a) MAMC is in compliance with all applicable laws, regulations, orders, judgments and decrees, including if applicable to the Matrix Business the Fair Credit Reporting Act, as amended, and the Real Estate Settlement and Procedures Act, as amended, and the rules and regulations promulgated thereunder, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Matrix Business. None of Matrix nor any of its Affiliates has received any written notice that any violation of the foregoing is being or may be alleged.

     (b) MAMC possesses all franchises, licenses, certificates of authority, permits or other authorizations (each, a "License") necessary for the Matrix Business, except where the failure to possess such a License would not, individually or in the aggregate, have a Material Adverse Effect on the Matrix Business. All such Licenses are in full force and effect and MAMC has not received any notice of any event, inquiry, investigation or proceeding threatening the validity of such Licenses, except where the failure of such Licenses to be in full force and effect or such event, inquiry, investigation or proceeding would not, individually or in the aggregate, have a Material Adverse Effect on the Matrix Business. None of Matrix nor any of its Affiliates has received notice of any proceeding for suspension or revocation of, or similar proceedings with respect to, any such License and to the knowledge of Matrix and MAMC, no fact or circumstance exists that could form the basis for any such proceedings. No jurisdiction has demanded or requested that MAMC qualify or become licensed as a foreign corporation.

     3.13 Intellectual Properties.

     (a) Except as disclosed in Schedule 3.13(a), (i) the operation of the Matrix Business as currently conducted requires no rights under patents, registered or unregistered trademarks or registered or unregistered service marks, other than rights under patents, trademarks and service marks owned by MAMC, and rights granted for the benefit of MAMC pursuant to valid license agreements that are in full force and effect, which ownership rights and licenses constitute a part of the Matrix Interests, and (ii) within the three-year period immediately preceding the date of this Agreement, MAMC made use of no rights under any patents, trademarks or service marks in the Matrix Business other than those owned by MAMC (or its predecessors-in-interest), and rights granted for the benefit of MAMC under valid license agreements.

     (b) Except as disclosed on Schedule 3.13(b), (i) the operation of the Matrix Business as currently conducted requires no rights under copyrights, other than rights under copyrights owned by MAMC, and rights granted for the benefit of MAMC pursuant to valid license agreements that are in full force and effect, which ownership rights and licenses constitute a part of the Matrix Interests, and (ii) within the three-year period immediately preceding the date of this Agreement, MAMC made no use of rights under any copyright in the Matrix Business, other than those owned by MAMC (or its predecessors-in-interest), and rights granted for the benefit of MAMC under valid license agreements.

     (c) Except as disclosed on Schedule 3.13(c), (i) the operation, development and maintenance of the Matrix Business as currently conducted requires no rights in and to Internet domain names and URLs, corporate and business names, trade names, brand names and computer software programs other than rights in and to Internet domain names and URLs, corporate and business names, trade names, brand names and computer software programs owned by MAMC, and rights granted for the benefit of MAMC pursuant to valid license agreements that are in full force and effect, which ownership rights and licenses constitute a part of the Matrix Interests, and (ii) within the three-year period immediately preceding the date of this Agreement, MAMC made use of no rights in and to Internet domain names and URLs, corporate and business names, trade names, brand names and computer software programs in the Matrix Business other than those owned by MAMC (or its predecessors-in-interest), and rights granted for the benefit of MAMC under valid license agreements.

     (d) The operation, development and maintenance of the Matrix Business as currently conducted requires no rights under trade secrets or proprietary information (including those in computer software and databases and to those disclosed in patent applications) other than rights under trade secrets and proprietary information owned by MAMC, and rights granted for the benefit of MAMC pursuant to valid license agreements that are in full force and effect, which ownership rights and licenses constitute a part of the Matrix Interests. Within the three-year period immediately preceding the date of this Agreement, MAMC made use of no rights under any trade secret or proprietary information in the Matrix Business other than those owned by MAMC (or its predecessors-in-interest), and rights granted for the benefit of MAMC under valid license agreements.

     (e) Except as set forth on Schedule 3.13(e), no claim adverse to MAMC's or the Matrix Business' interests in the Intellectual Property used or held for use in the Matrix Business or MAMC's license agreements with respect thereto has been made. To the knowledge of Matrix and MAMC, no such claim has been threatened or asserted, no reasonable basis exists for any such claim, and no Person has infringed or otherwise violated MAMC's or the Matrix Business' rights in any of such Intellectual Property or MAMC's license agreements with respect thereto. The Matrix Business' operations do not violate, infringe, misappropriate or misuse any Intellectual Property rights.

     (f) MAMC has taken all commercially reasonable steps to protect and preserve the confidentiality of all such trade secrets included in the Intellectual Property used or held for use in the Matrix Business. MAMC has not breached any agreements of non-disclosure or confidentiality, except for such breaches that would not, individually or in the aggregate, have a Material Adverse Effect on the Matrix Business. No Intellectual Property used or held for use in the Matrix Business has been cancelled, abandoned or otherwise terminated except for such cancellation, abandonment or termination that would not have a Material Adverse Effect on the Matrix Business, and all renewal and maintenance fees, if any, in respect of Intellectual Property used or held for use in the Matrix Business have been duly paid. Except as set forth on Schedule 3.13(c), there are no actions that must be taken or payments that must be made by MAMC or Newco within 180 days following the Closing Date with respect to any Intellectual Property used or held for use in the Matrix Business that, if not taken, will have a Material Adverse Effect on the Matrix Business.

     (g) MAMC has not entered into any agreements, understandings or other arrangements with Matrix or any of its Affiliate concerning any portion of the Intellectual Property used or held for use in the Matrix Business.

     (h) The Intellectual Property and rights under licenses and agreements included in the Matrix Interests includes all Intellectual Property rights necessary or material to the Matrix Business as and where conducted on the Closing Date and as contemplated to be conducted in the near term.

     (i) MAMC has secured valid written assignments from all consultants, contractors and employees who contributed to the creation or development of Intellectual Property used or held for use in the Matrix Business of the rights to such contributions that MAMC does not already own by operation of law.

     (j) Each of the computer software programs used or held for use in the Matrix Business (other than licensed "off-the-shelf" software or other software widely available through regular commercial distribution channels on standard terms and conditions) (i) is, to the knowledge of Matrix and MAMC, free from any material software defect or material programming error ("Bugs"), other than Bugs the existence of which is not inconsistent with commercially reasonable standards of software program operations, (ii) runs in a commercially reasonable manner, (iii) conforms in all material respects to the specifications thereof, and, (iv) with respect to each of such computer software programs owned by MAMC, the applications can be compiled from their associated source code without undue burden. MAMC has made all documentation relating to the use, maintenance and operation of the material computer software programs used or held for use in the Matrix Businesses available to First American, all of which are true, accurate and complete.

     3.14 Labor Matters.

     (a) MAMC has been and is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and MAMC is not engaged in any unfair labor practices as defined in the National Labor Relations Act, as amended, or other applicable laws. No union is currently certified, and there is no union representation question and no union or other organizational activity that would be subject to the National Labor Relations Act, as amended, existing or, to the knowledge of Matrix and MAMC, threatened with respect to the operations of the Matrix Business. MAMC is not subject to or bound by any collective bargaining or labor union agreement applicable to any Person employed by MAMC and no collective bargaining or labor union agreement is currently being negotiated by MAMC. MAMC has not experienced any material labor difficulty or work stoppage during the last three years, and no material labor difficulty or work stoppage is pending or, to the knowledge of Matrix and MAMC, threatened. No charges or complaints with respect to or relating to MAMC or the Matrix Business are pending before, and neither Matrix nor MAMC has received any notice of intent to conduct an investigation from, the Equal Employment Opportunity Commission, the United States or state Department of Labor, or any other agency responsible for the prevention of unlawful employment practices.

     (b) Set forth on Schedule 3.14(b) is a complete and accurate list of all employees of MAMC, which list includes the name, title, current base salary and bonus, if any, accrued vacation days, and all other benefits for each such employee that are not set forth on Schedule 3.15.

     (c) MAMC has at all times properly classified each of its employees as employees and each of its independent contractors as independent contractors, as applicable. There is no action, suit or investigation pending, or to the knowledge of Matrix or MAMC, threatened, against MAMC or the Matrix Business by any Person challenging or questioning the classification by MAMC of any Person as an independent contractor, including any claim for unpaid benefits, for or on behalf of, any such Persons.

     (d) Without giving effect to the transactions contemplated by this Agreement, from the date of the enactment of the Worker Adjustment and
Retraining Notification Act (as amended, and including all regulations promulgated thereunder, "WARN"), MAMC has not effected either (a) a "plant closing" (as defined in WARN) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of MAMC or (b) a "mass layoff" (as defined in WARN) affecting any site of employment or facility of MAMC. Without giving effect to the transactions contemplated by this Agreement, MAMC has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar law, and none of MAMC's employees have suffered an "employment loss" (as defined in WARN) during the six-month period prior to the Closing Date.

     3.15 Employee Benefit Plans.

     (a) Set forth on Schedule 3.15 is an accurate and complete list of each domestic and foreign employee benefit plan, within the meaning of Section 3(3) of the ERISA, whether or not subject to ERISA, and each stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation or fringe benefit plan, program, arrangement, agreement or commitment maintained by Matrix, MAMC or any Affiliate thereof (including, for this purpose and for the purpose of all of the representations in this Section 3.15, any predecessors to Matrix, MAMC or their Affiliates and all employers (whether or not incorporated) that would be treated together with Matrix, MAMC and/or any such Affiliate as a single employer within the meaning of Section 414 of the Code) or to which Matrix, MAMC or any Affiliate thereof contributes (or has any obligation to contribute), has any liability or is a party (each, a "Matrix Plan" and collectively, the "Matrix Plans").

     (b) (i) Each Matrix Plan is in substantial compliance with all applicable laws (including ERISA, the Code, and foreign tax, labor, securities, data privacy, currency exchange control and other laws) and has been administered and operated in all material respects in accordance with its terms; (ii) each Matrix Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received, on or after January 1, 2002, a favorable determination letter from the Internal Revenue Service and, to the best knowledge of Matrix and MAMC, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination; (iii) no Matrix Plan is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA; (iv) except as set forth on Schedule 3.15(b), no Matrix Plan is a "multiple employer plan" (within the meaning of the Code or ERISA); (v) full payment has been timely made of all amounts which Matrix, MAMC and/or its Affiliates is required under applicable law or under any Matrix Plan or related agreement to have paid as of the last day of the most recent fiscal year of each Matrix Plan ended prior to the date hereof and Matrix, MAMC and each such Affiliate has timely deposited all amounts withheld from employers into the appropriate trusts or accounts, and Matrix, MAMC and each such Affiliate have made adequate provisions, in accordance with GAAP, in their financial statements for all obligations and liabilities under all Matrix Plans that have accrued but have not been paid because they are not yet due under the terms of any such Matrix Plan or any related agreement or applicable law, and, to the best knowledge of Matrix and MAMC, no event has occurred or condition exists that would reasonably be expected to result in a material increase in the level of such amounts paid or accrued for the most recently ended fiscal year;
(vi) neither Matrix, MAMC nor any of its Affiliates has incurred or expects to incur any material liability (including, without limitation, additional contributions, fines, taxes or penalties) as a result of a failure to administer or operate any Matrix Plan that is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code ("COBRA"); (vii) neither Matrix, MAMC nor any of its Affiliates has incurred or expects to incur any material liability (including, without limitation, additional contributions, fines, taxes or penalties) as a result of a failure to administer or operate any Matrix Plan that is a "group health plan" (as defined in 45 Code of Federal Regulations
Section 160.103) in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; (viii) no Matrix Plan provides for post-employment or retiree health, life insurance or other welfare benefits (except to the extent required by COBRA); (ix) neither Matrix, MAMC nor any of its Affiliates has any unfunded liabilities pursuant to any Matrix Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is not intended to be qualified under Section 401(a) of the Code; (x) neither Matrix, MAMC nor any of its Affiliates, nor any of their respective directors, officers or employees, nor, to the best knowledge of Matrix and MAMC, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction, act or omission to act in connection with any Matrix Plan that could reasonably be expected to result in the imposition of a material penalty or fine pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code; (xi) except as set forth on
Schedule 3.15, the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Matrix Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, "parachute payment" (as such term is defined in Section 280G of the Code), severance, bonus, retirement or job security or similar-type benefit, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director of Matrix, MAMC or any of its Affiliates; (xii) no Matrix Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits; (xiii) no liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the best knowledge of Matrix and MAMC, threatened with respect to any Matrix Plan (other than routine claims for benefits payable in the Ordinary Course) which could result in a material liability of Matrix, MAMC or any Affiliate thereof; and (xiv) except as required to maintain the tax-qualified status of any Matrix Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Matrix Plan.

     (c) Matrix or MAMC has delivered or caused to be delivered or made available to the Purchaser or its counsel true and complete copies of each Matrix Plan, together with all amendments thereto, and, to the extent applicable, (i) all current summary plan descriptions; (ii) the annual report on Internal Revenue Service Form 5500-series, including any attachments thereto, for each of the last three plan years; (iii) all minutes with respect to the meetings of each Matrix Plan's administrative committee and/or plan administrator; and (iv) the most recent determination letter.

     3.16 Books and Records. MAMC has no records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) relating to the Matrix Business or the Matrix Interests which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of MAMC.

     3.17 Nature of Investment. Matrix is acquiring its Membership Interest for its own account, for investment only and not with a view to, or sale in connection with, a distribution thereof within the meaning of the Securities Act.

     3.18 Transactions with Affiliates. Except as set forth in the Balance Sheet or on Schedule 3.18, there are no contracts, commitments or agreements relating to the Matrix Business or the Matrix Interests in effect as of the date hereof by and between MAMC on the one hand and any of its Affiliates on the other hand.

     3.19 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of Matrix or MAMC is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties hereto, or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated hereby.

     3.20 SEC Filings. All reports required to be filed by Matrix with the U.S. Securities and Exchange Commission in respect of MAMC and the Matrix Business (the "SEC Reports") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), complied in all material respects with the applicable requirements of the Exchange Act (including the timeliness of the filing thereof); none of the SEC Reports, including any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.21 Disclosure. None of this Agreement, the Schedules, Exhibits and certificates attached or provided pursuant hereto, and the documents delivered or made available to First American and its representatives by Matrix or MAMC, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     3.22 Copies of Documents. Matrix and MAMC have caused and will cause to be made available for inspection and copying by First American and its advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule or Exhibit attached hereto.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF FIRST AMERICAN

     First American hereby represents and warrants to each of Matrix, MAMC and Newco (which shall be an intended beneficiary of such representations and warranties) as follows:

     4.1 Authorization and Validity of Agreement.

     (a) First American has the limited liability company power and authority to execute and deliver each of the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by First American of each of the Operative Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the management committee and no other limited liability company or member action is necessary to authorize the execution, delivery and performance by it of the Operative Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by First American and, assuming the due execution of this Agreement by Matrix and MAMC, is a valid and binding obligation of First American, enforceable against First American in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. As of the Closing Date, the Note will be duly executed and delivered by First American and will be a valid and binding obligation of First American, enforceable against First American in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     (b) Each other document and instrument (including each of the Transaction Documents) to be executed by First American, as contemplated by this Agreement, when executed and delivered by First American in accordance with the terms hereof and thereof has been duly executed and delivered by First American and, assuming due execution and delivery by the other parties thereto, will be valid and binding upon First American and enforceable against First American in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     4.2 Existence and Good Standing. First American is a limited liability company validly existing and in good standing with the limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. First American is duly qualified or licensed to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. First American has delivered to MAMC true, correct and complete copies of its articles of organization [and operating agreement, in each case] as amended through the Closing Date. First American is not in violation of any of the provisions of its articles of organization or operating agreement.

     4.3 Nature of Investment. First American is acquiring its Membership Interest for its own account, for investment only and not with a view to, or sale in connection with, a distribution thereof within the meaning of the Securities Act.

     4.4 Consents and Approvals; No Violations. The execution and delivery by First American of each of the Operative Agreements to which it is a party and the Note, and the consummation of the transactions contemplated hereby and thereby, (a) will not violate the provisions of the articles of organization or operating agreement of First American, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority applicable to First American, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, (d) will not require the consent of the members of First American, and (e) will not result in a violation or breach by First American of, conflict with, constitute (with or without due notice or lapse of time or both) a default by First American under, any of the terms, conditions or provisions of any Contract or any other instrument or obligation to which First American is a party, excluding from the foregoing clauses filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which would not, individually or in the aggregate, have a material adverse effect on First American's ability to enter into, deliver or perform the Operative Agreements to which it is a party or the Note.

     4.5 Litigation. There is no action, suit or proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before or, to the knowledge of First American, any investigation by, any governmental body, instrumentality or agency, pending or to the knowledge of First American threatened, against First American which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on First American's ability to enter into, deliver or perform the Operative Agreements to which it is a party and the Note. First American is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may, individually or in the aggregate, have a material adverse effect on First American's ability to enter into, deliver or perform the Operative Agreements to which it is a party. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of First American, threatened, seeking to prevent or challenging any of the transactions contemplated by the Operative Agreements.

     4.6 Disclosure. None of this Agreement, the Schedules, Exhibits and certificates attached or provided pursuant hereto, and the documents delivered or made available to Matrix or MAMC and their representatives by First American, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     4.7 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of First American is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties hereto, or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated hereby.

     4.8 Financial Data. The financial data contained in the Parent's quarterly report on Form 10-Q for the quarter ended June 30, 2004 and filed with the U.S. Securities and Exchange Commission, as it relates to the segments titled "Mortgage Information," "Property Information" and "Credit Information," are accurate in all material respects. As of the Closing Date, the assets of First American will exceed the liabilities of First American by $100 million or more.

                                    ARTICLE V
                                    COVENANTS

     5.1 Ordinary Course. MAMC hereby covenants and agrees that, and Matrix hereby covenants and agrees to cause MAMC to, except as otherwise permitted, required or specifically contemplated by this Agreement or as otherwise consented to or approved by First American, during the period commencing on the date hereof and ending on the Closing Date, operate the Matrix Business as presently operated and only in the Ordinary Course (which shall include the ordinary course payment of accounts payable and billing and collection of accounts receivable consistent with the current operations of the Matrix Business), and consistent with such operation and MAMC shall, and Matrix shall cause MAMC to, use its commercially reasonable efforts to maintain present business organizations and relationships with persons having business dealings with the Matrix Business and to retain the services of its key operating employees engaged in operating the Matrix Business. MAMC hereby further covenants and agrees that it will not, and Matrix hereby further covenants and agrees to cause MAMC to not, from the date hereof to the Closing Date, in connection with the operation of the Matrix Business, except as provided in the immediately preceding sentence, without the consent of First American, (a) enter into any material transactions, other than those in the Ordinary Course, (b) create or otherwise become liable with respect to money borrowed or purchase money indebtedness, or voluntarily incur any other material liability or obligation (direct or contingent), except liabilities in the Ordinary Course,
(c) increase the rate of compensation payable or to become payable to any employee employed in the Matrix Business who would receive, after giving effect to such increase, aggregate compensation at an annual rate exceeding $75,000, and any executive officer and director of MAMC, or make any material increase in any bonus, insurance, profit sharing or other employee benefit plan or arrangement, grant any general wage or salary increase, except as required by amendments to plans applicable to its employees generally and which are applicable to employees of the Matrix Business only as a consequence thereof,
(d) make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, (e) terminate or waive any right of substantial value to the Matrix Business, (f) make any material change in accounting methods except as required by law or GAAP, (g) settle, compromise or admit liability in any material action, suit or proceeding at law or equity or any material arbitration or any material administrative or other proceeding before any administrative or governmental body in respect of the Matrix Business, (h) refrain from amending, supplementing, or modifying, or consenting to any waiver of any material right or value under, any Contract set forth (or required to be set forth) on Schedule 3.7(a) or (i) agree to do any of the foregoing, whether or not in writing.

     5.2 Commercially Reasonable Efforts. Except to the extent specifically provided in Section 5.3, each Party shall cooperate and use its respective commercially reasonable efforts to take, or cause to be taken, all appropriate action and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including its respective commercially reasonable efforts to obtain, prior to the Closing, all Licenses, consents, approvals, authorizations, qualifications and orders of governmental authorities to consummate the transactions contemplated hereby. Except to the extent specifically provided in Section 5.3, MAMC shall, and Matrix shall cause MAMC to, cooperate and use its commercially reasonable efforts to take, or cause to be taken, all appropriate action and to obtain, prior to the Closing, consents, approvals, and authorizations from parties to Contracts with or affecting the Matrix Business or the Matrix Interests as are necessary or desirable for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Closing; provided, however, that, in order to obtain any such consent, approval, authorization, qualification or order, no
(a) loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, (b) Contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Matrix Business, and (c) Party (or Affiliate thereof) shall, and no such Person shall be required to, commit to any divestiture transaction, agree to sell or hold separate or agree to license to competitors of such Person, before or after the Closing Date, any of its businesses, product lines, properties or assets or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets.

     5.3 Consents and Further Assurances. Subject to Section 5.2, MAMC agrees that it will, and Matrix agrees to cause MAMC to, use its commercially reasonable best efforts to obtain the written consent of any necessary party to the assignment of any Contract, lease, commitment, sales order, purchase order or undertaking constituting a part of the Matrix Business or the Matrix Interests to be transferred hereunder and, to the extent that any such Contract, lease, commitment, sales order, purchase order or undertaking requiring such consent is transferred or assigned pursuant to the terms of this Agreement without such consent, the Parties will cooperate with each other and with Newco in any lawful arrangement designed to provide Newco the benefits thereunder, including enforcement for the benefit of Newco of any and all rights of the applicable Party against any other party arising out of any breach or cancellation of any such Contract by such other party and, if requested by Newco, acting as an agent on behalf of Newco or as Newco shall otherwise reasonably require.

     5.4 Notices of Certain Events. Each Party hereto shall promptly notify the other Parties in writing of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Transaction Documents;

     (b) any  notice  or other  communication  from any  governmental  entity in
connection  with  the  transactions   contemplated  by  this  Agreement  or  the
Transaction Documents;

     (c) any actions, suits, claims or, to its knowledge, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Transaction Documents; and

     (d) such Party's obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause (i) any representation or warranty contained in any Operative Agreement to be untrue and inaccurate in any material respect or (ii) any material failure of any Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under any Operative Agreement to which it is a party; provided, however, that no such notification shall affect the representations, warranties or obligations of the Parties or the conditions to the obligations of the Parties under any Operative Agreement.

     5.5 Access to Information Concerning Matrix Business and Records. During the period commencing on the date hereof and ending on the Closing Date, MAMC shall, and Matrix shall cause MAMC to, upon reasonable notice, afford to First American and its counsel, accountants and other representatives, full access during normal business hours to the employees, properties, books and records of itself relating to the Matrix Business and the Matrix Interests in order that they may have the opportunity to make such reasonable investigations as they shall desire of the affairs of the Matrix Business and the Matrix Interests. MAMC agrees to, and Matrix shall cause MAMC to, cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries concerning the Matrix Business and the Matrix Interests as First American shall from time to time reasonably request. Any such investigation or review, however, shall not affect the representations and warranties made by Matrix or MAMC in this Agreement or any Implementing Agreement or any remedy for breach of any such representations and warranties.

     5.6 Exclusive Dealing. Until the Closing Date, MAMC shall not, and Matrix shall not permit MAMC to, directly or indirectly, take (or authorize or permit its or its Affiliates' officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents, to so take) any action to encourage, solicit, initiate or, subject to the fiduciary duties of its directors under applicable law as advised by counsel, participate in any way in discussions or negotiations with, or furnish any information to, any Person (other than the Parties hereto and their respective officers, directors, representatives, agents, affiliates and associates) in connection with any possible or proposed (a) merger or other business combination, sale or other disposition of assets constituting or including the Matrix Business, (b) sale of shares of capital stock or other equity interests (or interests convertible into or exchangeable for equity interests) of MAMC, (c) reorganization or recapitalization of MAMC, or (d) similar transactions involving the Matrix Interests or the Matrix Business; provided, however, that nothing contained in this Section 5.6 shall restrict or prohibit any disclosure by Matrix that is required on the advice of counsel in any document to be filed with the U.S. Securities and Exchange Commission (or any other securities regulatory authority to which such Party is subject) after the date of this Agreement or any disclosure that, in the opinion of the chief executive officer of Matrix on advice of counsel, is otherwise required under applicable law. MAMC will, and Matrix will cause MAMC to, promptly communicate to the First American the terms of any proposal or inquiry that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it.

     5.7 Parties to Maintain Existence. So long as any Party has any obligations, contingent or otherwise, to any other Party under this Agreement or the Transaction Documents, such first Party shall not voluntarily liquidate or dissolve.

     5.8 Use of Name. Matrix and MAMC hereby consent to the use of the name "Matrix Asset Management LLC" and "Matrix Asset Management Corporation" by Newco and its Subsidiaries following Closing. At Newco's written request, MAMC shall, and Matrix shall cause MAMC to, cooperate, at Newco's expense, in taking all steps reasonably necessary in any jurisdiction to preserve the right to use such names for Newco and its Subsidiaries and, where appropriate, to further consent to the use of such names by Newco and its Subsidiaries. None of MAMC, Matrix or any Affiliate thereof will bring or join any action seeking to prevent Newco and its Subsidiaries from using such names following Closing or to otherwise interfere with Newco's or its Subsidiaries' use of such names. Notwithstanding the foregoing, this provision shall not be construed as an express or implied acknowledgement by Newco or its Affiliates that Matrix, MAMC or their Affiliates have any right, title or interest in or to such names or that such names are confusingly similar to any trademarks or service marks of Matrix, MAMC or their Affiliates. To the extent, that MAMC or Matrix or their Affiliates claim trademark rights in or to the terms "Matrix Asset Management LLC" and "Matrix Asset Management Corporation" or portions thereof, MAMC and Matrix hereby grant Newco a royalty-free, perpetual, non-terminable, worldwide right and license to use such marks, term and names. Notwithstanding the foregoing, neither Matrix nor MAMC makes any representation or warranty regarding the rights of Newco to use such names, including any representation or warranty regarding whether such names infringe or are confusingly similar to any trademark, service mark or other statutory or common law rights of any third party to such names. Matrix and MAMC agree that each will as promptly as reasonably practicable, but in any event within thirty (30) days following the Closing Date, discontinue using such names and any corresponding logos, trademarks, trade names and the like, and remove or obliterate them from all signs, purchase orders, invoices, sales orders, packaging stock, labels, letterheads, shipping documents and other materials used or produced by Matrix, MAMC and their Affiliates (other than Newco). Matrix and MAMC each agree that as promptly as practicable, but in any event within thirty (30) days following the Closing Date, MAMC will change its corporate name in its jurisdiction of organization and in each jurisdiction where it is qualified to do business to remove "Asset Management" therefrom.

     5.9 Employee Payments. Matrix and MAMC shall be jointly and severally responsible for payment of all compensation to Kenneth Blevins payable to such employee in respect of the period prior to and including the Closing Date, including all bonuses due for such period (whether such bonuses are calculated and/or payable before or after Closing) under any bonus or relocation plan, agreement or arrangement.

     5.10 Customer Advances.

     (a) On the Closing Date, First American shall pay Matrix an amount equal to $2,555,201 as repayment in full of all loans previously made by Matrix to MAMC.

     (b) From the Closing Date through and including the third (3rd) anniversary thereof, First American and Matrix shall cause Newco to exercise commercially reasonable efforts, consistent with Newco's practices for collecting other accounts receivable, to collect all accounts receivable of MAMC outstanding as of the Closing Date. First American and Matrix shall cause Newco to remit to First American the first $3,235,291 of any amounts actually collected by Newco in respect of such outstanding accounts receivable, and First American and Matrix shall cause Newco to remit to MAMC the next $359,477 of any amounts actually collected by Newco in respect of such outstanding accounts receivable. First American and Matrix shall cause Newco to make such payments to First American and Matrix quarterly.

     5.11 Minimum Deposit. During the Deposit Term (as defined below) First American agrees to cause First American Exchange Company LLC ("FAEC") to establish and maintain at Matrix Capital Bank, an Affiliate of MAMC (the "Bank"), a "money market deposit account" within the meaning of 12 CFR 204.2 (the "First American MMA") (12 CFR Part 204, as such may be amended from time to time, is referred to herein as "Regulation D"). First American further agrees to cause FAEC to maintain in such First American MMA a minimum of $25 million, until the earliest to occur of (a) the Put Closing Date (as defined in the
Operating Agreement), (b) the Call Closing Date (as defined in the Operating Agreement), (c) a Change-in-Control of the Bank, (d) a Solvency Event or (e) a Legal Change (the "Deposit Term"). First American hereby represents and warrants to MAMC and Matrix that the First American MMA shall at all times meet the requirements  for a  "money  market  deposit  account"  within  the  meaning  of
Regulation D, including without limitation the limitation on number of transactions per month requirements set forth in 12 CFR 204.2(d)(1). Matrix and MAMC shall cause the Bank to pay to FAEC, as consideration for the deposits held by FAEC in the First American MMA, on the funds deposited into the First American MMA, an amount equal to the "Interest Amount" (as defined below). For purposes hereof the term "Interest Amount" shall mean, for any given calendar day, (A) the average collected daily balance in such First American MMA for the calendar day in question multiplied by (B) the "LIBOR Daily Rate". The term "LIBOR Daily Rate" shall mean (A) 3-month LIBOR (London interbank offered rate) as published in the Money Rates section of the Wall Street Journal Online for the last Business Day of the calendar month immediately proceeding the calendar day for which the calculation is being made divided by (B) 365. Any Interest Amounts due and owing to FAEC hereunder for the calendar days of a particular month shall be paid FAEC on the last Business Day of such month. The Bank and FAEC shall each be a third party beneficiary in respect of all representation, warranties and covenants of First American and Matrix and MAMC, respectively, under this Section 5.11.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     6.1 Conditions Precedent to the Obligations of Each of the Parties. The obligation of each of the Parties to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by such Party, on or before the Closing, of the following conditions precedent:

     (a) Formation of Newco. Newco shall have been duly established under the laws of the State of Delaware and, in connection therewith, the Certificate of Formation of Newco and any amendments thereto shall have been filed with the Secretary of State of the State of Delaware.

     (b) No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority and remain in effect at the Closing Date which prohibits, and no preliminary or permanent injunction or other order shall be pending or threatened which would prohibit, the consummation of the transactions contemplated by this Agreement or the Transaction Documents or which has or would have the effect of making the transactions contemplated by this Agreement or the Transaction Documents illegal (each Party agreeing to use its commercially reasonable efforts to have any such issued injunction or order lifted).

     (c) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or the Transaction Documents or has the effect of making the transactions contemplated by this Agreement or the Transaction Documents illegal.

     6.2 Conditions Precedent to the Obligations of First American. The obligation of First American to consummate the transactions contemplated hereby and in the Transaction Documents is additionally subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

     (a) Accuracy of Representations and Warranties. All representations and warranties of each of Matrix and MAMC contained herein and in each of the Transaction Documents to which it is a party shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

     (b) Performance by Matrix and MAMC. Matrix and MAMC each shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in the Operative Agreements to which it is a party to be performed or complied with by it on or prior to the Closing Date.

     (c) Consents and Approvals. All consents, approvals and other action by, all notices to and all filings with all Persons, including all courts and administrative and governmental bodies that are required to have been obtained, taken or made to consummate the transactions contemplated by this Agreement and the Transaction Documents (including those disclosed in Schedule 3.8) shall have been obtained, undertaken or made, except for such consents, approvals, notices and filings, the failure to obtain which would not have a material adverse effect on Newco or the Newco Business after giving effect to the transactions contemplated hereby and by the Transaction Documents.

     (d) No Material Adverse Effect. Prior to the Closing, no event shall have occurred or failed to occur, which occurrence, or failure to occur, as the case may be, has had or is reasonably likely to have a Material Adverse Effect on the Matrix Business or the Matrix Interests, taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

     (e) Charter Documents; Good Standing and Other Certificates. MAMC shall have delivered to First American (i) copies of its articles or certificate of incorporation, including all amendments thereto, certified by the Secretary of State of the State of Colorado, and bylaws, including all amendments thereto, certified by an officer of MAMC, (ii) a certificate from Secretary of State of the State of Colorado to the effect that MAMC is in good standing in such jurisdiction and listing all charter or similar organizational documents of MAMC, as the case may be, on file, and (iii) resolutions of the board of directors of MAMC and its sole stockholder approving the transactions contemplated by this Agreement, certified by an officer of MAMC and its sole stockholder as being true and correct copies of such resolutions. Matrix shall have delivered to First American (A) copies of its charter documents, including all amendments thereto, certified by the Secretary of State of the State of Colorado, and bylaws, including all amendments thereto, certified by an officer of Matrix, and (B) a certificate from Secretary of State of the State of Colorado to the effect that Matrix is in good standing in such jurisdiction and listing all charter or similar organizational documents of Matrix, as the case may be, on file.

     (f) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and the Transaction Documents and all documents incident thereto shall be satisfactory in form and substance to First American and its counsel, and First American shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     (g) Transaction Documents. On or before the Closing Date, each of the following agreements (all such agreements, the "Transaction Documents") shall have been duly executed and delivered by each of the respective parties thereto (other than First American):

          (i)  the  Operating   Agreement  in  form  and  substance   reasonably
     satisfactory to First American;

          (ii) an Assignment  and  Assumption  Agreement  between MAMC and Newco
     (the   "Assignment  and  Assumption   Agreement")  in  form  and  substance
     reasonably satisfactory to First American;

          (iii) a Bill of Sale (the "Bill of Sale") in form and substance reasonably satisfactory to First American, executed by MAMC;

          (iv) an Employment Agreement between Newco and Ken Blevens (the "Employment Agreement") in form and substance reasonably satisfactory to First American;

          (v) a Non-Competition Agreement among First American, Newco, Matrix and MAMC (the "Noncompetition Agreement") in form and substance reasonably satisfactory to First American; and

          (vi) a Transition Services Agreement between Newco and MAMC (the "Transition Agreement") in form and substance reasonably satisfactory to First American.

     6.3 Conditions Precedent to the Obligations of Matrix and MAMC. The obligation of Matrix and MAMC to consummate the transactions contemplated hereby and in the Transaction Documents is additionally subject to the satisfaction, at or before the Closing, of the following conditions precedent:

     (a) Accuracy of Representations and Warranties. All representations and warranties of First American contained herein, and in each of the Transaction Documents to which it is a party, shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

     (b) Performance by First American. First American shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in the Operative Agreements to which it is a party to be performed or complied with by it on or prior to the Closing Date.

     (c) Consents and Approvals. All consents, approvals and other action by, all notices to and all filings with all Persons, including all courts and administrative and governmental bodies that are required to have been obtained, taken or made to consummate the transactions contemplated by this Agreement and the Transaction Documents shall have been obtained, undertaken or made, except for such consents, approvals, notices and filings, the failure to obtain which would not have a material adverse effect on First American's ability to enter into, deliver or perform the Operative Agreements to which it is a party.

     (d) Charter Documents; Good Standing and Other Certificates. First American shall have delivered to Matrix (i) a copy of its articles of organization, including all amendments thereto, certified by the Secretary of State of the State of California, (ii) a certificate from the Secretary of State of the State of California to the effect that First American is in good standing in such jurisdiction, and (iii) resolutions of the management committee of First American and its sole member approving the transactions contemplated by this Agreement, certified by an officer of First American as being true and correct copies of such resolutions.

     (e) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and the Transaction Documents and all documents incident thereto shall be satisfactory in form and substance to Matrix and its counsel, and Matrix shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     (f) Transaction Documents. On or before the Closing Date, each of the Operating Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Employment Agreement, the Noncompetition Agreement, the Deposit Agreement, the Note and the Transition Services Agreement shall have been duly executed and delivered by each of the respective parties thereto (other than Matrix and MAMC); and the Operating Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Noncompetition Agreement, the Deposit Agreement, the Note and the Transition Services Agreement shall each be in form and substance reasonably satisfactory to Matrix.

                                  ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     7.1 Survival of Representations. The respective representations and warranties of the Parties hereto contained in this Agreement and in the Schedules, Exhibits and certificates delivered together herewith or pursuant hereto shall survive to and including the last business day of April 2006; provided, that (a) the representations contained in Sections 3.1, 3.19, 4.1 and
4.7 shall survive  indefinitely,  (b) the representations  contained in Sections
3.10 and 3.15 shall survive until 30 days after the applicable statutes of limitations have expired and (c) the obligations to indemnify specified in
Section 7.4 hereof shall not terminate until such time as the liability for Taxes of Newco and each Party hereto has been conclusively determined.

     7.2 Indemnification.

     (a) Matrix and MAMC jointly and severally agree to indemnify and hold Newco and First American, its and their Subsidiaries and Affiliates, and each of their respective partners, directors, officers, members, managers, shareholders, employees and agents, and any of their successors and assigns (other than Matrix and its Affiliates) harmless on an after-tax basis from all claims, expenses, disbursements, obligations, Taxes, damages, costs, payments, liabilities, losses, interest, fines and penalties, including costs and expenses of litigation (including costs of investigation), reasonable attorneys' fees and reasonable consultants' fees (collectively, "Losses") suffered, incurred or paid, directly or indirectly, through application of Newco's or First American's assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation and warranty contained in this Agreement made by Matrix and/or MAMC to be true and correct in all respects as of the date of this Agreement and as of the Closing Date, (ii) all Taxes imposed on or measured by the income or profits of the Matrix Business and/or the Matrix Interests for all Pre-Closing Periods, (iii) all Taxes imposed on Newco, or for which Newco may be directly or indirectly liable or jointly liable for the Tax liability of any other Person as a result of a direct or indirect Tax liability of the Matrix Business or the Matrix Interests for all Pre-Closing Periods, (iv) all Transactional Taxes allocated to Matrix and/or MAMC under Section 2.1(c), (v) all Taxes imposed on Matrix and MAMC or for which Matrix and MAMC may otherwise be liable, for any period, (vi) all Taxes imposed on Matrix and MAMC or the Matrix Business as a result of the provisions of Treasury Regulation Section 1.1502-6 or the analogous provisions of any state, local or foreign law, (vii) the ownership, leasing, purchase or sale of the real property located at 6048 Wrightsville Avenue, Wilmington, North Carolina, 28403, and any other liability or obligation related to such real property, (viii) the nominal ownership of real property by MAMC or its Affiliates on behalf of Goldman Sachs Mortgage Company during the period prior to and including the Closing Date, (ix) any and all litigation set forth on Schedule 3.9 and (x) any other breach or nonperformance of any covenants or agreements made by Matrix or MAMC in or pursuant to this Agreement.

     (b) First American agrees to indemnify and hold Newco and Matrix, its Affiliates (including MAMC), and each of their respective partners, directors, officers, members, managers, shareholders, employees and agents, and any of their successors and assigns (other than First American and its Affiliates) harmless on an after-tax basis from all Losses suffered, incurred or paid, directly or indirectly, through application of Newco's or Matrix's (or its Affiliates') assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation and warranty contained in this Agreement made by First American to be true and correct in all respects as of the date of this Agreement and as of the Closing Date, (ii) all Transactional Taxes allocated to First American under Section 2.1(c), (iii) the nominal ownership of real property by Newco on behalf of Goldman Sachs Mortgage Company during the period from and after the day immediately following the Closing Date, and (iv) any other breach or nonperformance of any covenants or agreements made by First American in or pursuant to this Agreement.

     (c) The sole recourse and remedy of the Parties and Newco for any inaccuracy in or breach of, or any breach of any obligation with respect of, or any other claim with respect to, any representation or warranty or alleged representation or warranty by or on behalf of any other Party contained in or made pursuant to this Agreement or any other certificate, schedule, exhibit, instrument, or document delivered pursuant hereto or thereto, shall be under the provisions of and to the extent provided in this Section 7.2. Each of the Parties and Newco shall comply with this Section 7.2 and will not assert any such inaccuracy, breach or claim or seek any recourse or remedy in respect thereof other than under the provisions of this Article VII.

     (d) The obligations to indemnify and hold harmless pursuant to this Section
7.2 shall survive the consummation of the transactions contemplated by this Agreement.

     (e) The obligations to indemnify and hold harmless pursuant to Sections 7.2(a)(i) and (b)(i) shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in Section 7.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof. The respective obligations of Matrix and MAMC, on the one hand, and First American, on the other, to indemnify and hold harmless pursuant to Sections 7.2(a)(i) and (b)(i) shall be limited in each case to an aggregate amount of $7,500,000 (the "Cap Amount"), and no Person shall be entitled to recover for Losses from any Party pursuant to Sections 7.2(a)(i) and (b)(i) until the total amount of Losses indemnifiable by such Party exceeds $150,000 in the aggregate (the "Basket Amount"); provided that to the extent the amount of Losses exceeds the Basket Amount, the Indemnified Parties shall be entitled to recover only the amount of such Losses in excess of the Basket Amount; provided further that the Cap Amount and the Basket Amount shall not apply to Losses that arise from a breach of any of the representations and warranties contained in Sections 3.1, 3.10, 3.15, 3.19, 4.1, and 4.7.

     7.3 Indemnification Procedure.

     (a) Promptly after the incurring of Losses by any Person entitled to indemnification under this Article VII (each, an "Indemnified Party"), including any claim by a third party described in Section 7.3(c) which might give rise to indemnification hereunder, the Indemnified Party shall promptly deliver a certificate describing in reasonable detail such Losses (a "Certificate") to the Party that is required to indemnify such Indemnified Party under this Article VII (such indemnifying party, the "Indemnifying Party").

     (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within ten (10) Business Days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement.

     (c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurring by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a Certificate describing in reasonable detail such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party) and the payment of expenses. An Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (z) the named parties to any such action (including any impleaded parties) include or may include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there is or may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interests of the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Loss or liability by reason of such settlement or judgment.

     (d) Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within ten (10) Business Days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 7.3(b), claims for Losses the validity and amount of which have been the subject of judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in Section 7.3(c) are hereinafter referred to as "Agreed Claims". Within ten (10) Business Days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by the Indemnified Party not less than one Business Day prior to such payment.

     7.4 Post-Closing Tax Indemnification.

     (a) Without prejudice to the indemnities contained in Section 7.2, all Taxes relating or attributable to the Matrix Business (other than Transactional Taxes) and due and payable from and after the Closing Date ("Indemnifiable Taxes") shall be for the account of Newco.

     (b) The Parties agree that they shall take all necessary action to cause Newco to indemnify and hold the Parties harmless from all Indemnifiable Taxes relating or attributable to the Matrix Business for all periods from and after the Closing Date, through application of Newco's assets or otherwise.

     7.5 Set-Off. Notwithstanding anything herein to the contrary, in the event First American is entitled to indemnification under this Section 7 in respect of an Agreed Claim, then, in each case First American may (but shall not be obligated to) set off the amount of such indemnification against amounts payable under the Note.

                                  ARTICLE VIII
                                   TERMINATION

     8.1 Events of Termination. This Agreement may be terminated at any time prior to the Closing Date (a) by mutual written agreement of the Parties, (b) on or after October 1, 2004 (or such later date as the Parties may have agreed to in writing) by First American, by written notice to Matrix, if the conditions set forth in Section 6.1 and Section 6.2 hereof shall not have been complied with or performed in any material respect and First American shall not have materially breached any of its representations, warranties, covenants or agreements contained herein, (c) on or after October 1, 2004 (or such later date as the Parties may have agreed to in writing) by Matrix, by written notice to First American, if the conditions set forth in Section 6.1 and Section 6.3 hereof shall not have been complied with or performed in any material respect and Matrix shall not have materially breached any of its representations, warranties, covenants or agreements contained herein, (d) by either First American or Matrix, by written notice to the other, if a court of competent jurisdiction or other governmental entity shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or (e) by either First American or Matrix, by written notice to the other, if, as a condition to receiving the approval of the transactions contemplated by this Agreement by any governmental authority either First American or Matrix shall be required to, or required to agree to, (i) divest, sell or hold separate or agree to license to such Party's competitors, before or after the Closing Date, any of First American's, Matrix's or First American's Subsidiaries' businesses, product lines, properties or assets, (ii) make any material changes or accept material restrictions in the operation of such businesses, product lines, properties or assets or (iii) make any changes or accept restrictions in their respective businesses, product lines, properties, assets or to this Agreement or the transactions contemplated hereby.

     8.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the Parties hereto under this Agreement (other than pursuant to Sections 9.1, 9.3 and 9.4 which shall continue in full force and effect) shall terminate without further liability or obligation of any Party to any other Party hereunder; provided, however, that no Party shall be released from liability hereunder if this Agreement is terminated and the transaction abandoned by reason of (a) the willful failure of such Party to have performed its obligations hereunder or (b) any knowing misrepresentation made by such Party regarding any matter set forth herein.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Fees and Expenses. Except as provided in Section 2.1 above, all costs and expenses incurred in connection with this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall be paid by the Party incurring such costs and expenses. The Parties hereto agree that any payment obligations incurred by MAMC or Matrix under WARN as a direct result of the transactions contemplated hereby (not giving effect to any actions taken or not taken by Matrix, MAMC or their Affiliates that are unrelated to the transactions contemplated hereby) shall be paid one-half by Matrix and MAMC, jointly and severally, and one-half by First American.

     9.2 Extension; Waiver. At any time prior to the Closing, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other Party (other than its Affiliate who is also a Party), (b) waive any inaccuracies in the representations and warranties contained herein or in any of the Transaction Documents of any other Party (other than its Affiliate who is also a Party) or in any document, certificate or writing delivered pursuant hereto or thereto by such other Party, or (c) waive compliance with any of the agreements or conditions contained herein by any other Party (other than its Affiliate who is also a Party). Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

     9.3 Confidentiality. Subject to the requirements of applicable law, each Party shall maintain in confidence all information (a) transferred to Newco by reason of the transfer of Matrix Interests, and (b) all information received from the other Parties as a result of any due diligence investigation conducted relative to the execution of the Agreement and shall use such information only for the benefit of Newco and or in connection with evaluating the transactions contemplated hereby, except in accordance with the immediately succeeding sentence, shall not disclose any such information to a third party or make any unauthorized use thereof. The obligation of confidentiality and non-use shall not apply to any information which (i) is or becomes generally available to the public through no fault of the receiving party, (ii) is independently developed by the receiving party, (iii) is received in good faith from a third party who is lawfully in possession of such information and has the lawful right to disclose or use it or (iv) that is required on the advice of counsel to be included in any document to be filed with the U.S. Securities and Exchange Commission (or any other securities regulatory authority to which such Party is subject) after the date of this Agreement.

     9.4 Public Announcements. No Party shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby or by the Transaction Documents without the written consent of other Party, unless required by applicable law, which consent shall not be unreasonably withheld.

     9.5 Records Retained by Matrix, MAMC and Newco. Except as may otherwise be provided in this Agreement, MAMC shall, and Matrix shall cause MAMC to, transfer and deliver, or cause to be transferred and delivered, to Newco after the Closing all data, records and other information which pertain to the Matrix Interests and the Matrix Business (with the exception of documents created for this transaction) including tax records and personnel records necessary for Newco to conduct the Newco Business, except such data, records and other information, the transfer of which is prohibited by applicable law (all of the foregoing being hereinafter called the "Business Records"). To the extent that the original copies of any such Business Records also contain information relating to MAMC not relating to the Matrix Interests or the Matrix Business, MAMC may deliver to Newco copies deleting such information to the extent possible without harming the Business Records, but shall not destroy the original Business Records except in accordance with normal record retention policies (or otherwise take action to make such original Business Records unavailable to Newco), which, with respect to tax records, means that neither Matrix nor MAMC shall not destroy such tax records for a minimum period of seven
(7) years following the Closing Date. Any Business Records which MAMC reasonably requires in connection with pending or threatened litigation, or which are otherwise subject to hold orders as provided in MAMC's record retention and protection policies, may be retained by MAMC and copies thereof delivered to Newco at MAMC's cost and expense.

     9.6 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person by U.S. first-class mail, postage prepaid, by overnight courier, delivery fees prepaid or billed to sender, or if sent by facsimile (provided it is immediately thereafter confirmed by notice delivered in person, by mail or by overnight courier, as provided herein), as follows:

     (a) if to Matrix or MAMC, to:

                  Matrix Bancorp, Inc
                  700 17th Street, Suite 2100
                  Denver, Colorado 80202
                  Telephone:        (720) 932-4205
                  Facsimile:        (720) 946-1171
                  Attention:  Richard V. Schmitz, Co-CEO

                  with a copy (which shall not constitute notice) to:

                  Matrix Bancorp, Inc.
                  700 17th Street, Suite 2100
                  Denver, Colorado 80202
                  Telephone:        (720) 932-4208
                  Facsimile:        (720) 946-1171
                  Attention:        Allen McConnell, General Counsel

     (b) if to First American, to:

                  First American Real Estate Solutions LLC
                  5601 La Palma Avenue
                  Anaheim, California 92807
                  Telephone:        (714) 701-2230
                  Facsimile:        (714) 701-9231
                  Attention:        Dennis Gilmore
                                    Jerry Hoerauf

                  with a copy (which shall not constitute notice) to:

                  The First American Corporation
                  1 First American Way
                  Santa Ana, California 92707
                  Telephone:        (714) 800-3000
                  Facsimile:        (714) 800-3403
                  Attention:        Parker S. Kennedy
                                    Kenneth D. DeGiorgio

or to such other Person or address as any Party shall specify by notice in writing to each of the other Parties. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, one Business Day after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

     9.7 Entire Agreement. This Agreement, the Transaction Documents and the Schedules, Exhibits and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the Parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto unless specifically set forth to the contrary herein.

     9.8 Binding Effect; Benefit; Assignment.

     (a) This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of each other Party. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties (and, as to the extent expressly provided in this Agreement, Newco) or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (b) Newco is hereby expressly made a third party beneficiary to the representations and warranties of each Party in this Agreement, and subject to the limitations of Sections 7.1 and 7.2 shall be entitled to the benefits of
Article VII with respect to any breach thereof; provided, that Newco may not assign such benefits without the written consent of each Party. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto and Newco.

     9.9 Amendment and Modification. Subject to applicable law, this Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

     9.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     9.11 Governing Law.

     (a) THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

     (b) Each of the Parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of California or the United States District Court for the Central District of California and, by execution and delivery of this Agreement, each Party hereby irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each Party consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address for notices to it set forth in Section 9.6 and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other matter permitted by law.

     9.12 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.13 Further Assurances. From time to time after the Closing, Matrix shall, and shall cause MAMC and its Affiliates to, and MAMC shall, execute and deliver, or cause to be executed and delivered such documents to Newco as Newco or First American shall reasonably request in order to consummate more effectively the transactions contemplated hereby, and from time to time after the Closing, First American shall execute and deliver, or cause to be executed and delivered such documents to Newco and Matrix as either of them shall reasonably request in order to consummate more effectively the transactions contemplated hereby.

     9.14 Third Party Beneficiary. Newco shall be an express third party beneficiary of this Agreement.

                                      * * *

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in their respective corporate names by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first above written.




                                   FIRST AMERICAN REAL ESTATE SOLUTIONS LLC


                                   By:
                                   Name:
                                   Title:



                                   MATRIX BANCORP, INC.


                                   By:
                                   Name:
                                   Title:



                                   MATRIX ASSET MANAGEMENT CORPORATION


                                   By:
                                   Name:
                                   Title:




                                -Signature Page-

                                                                     EXHIBIT A

                                     FORM OF
                               OPERATING AGREEMENT

                                                                       EXHIBT B

                                     FORM OF
                                 PROMISSORY NOTE

$5,000,000                                               Santa Ana, California
___________ __, 2004

     FIRST AMERICAN REAL ESTATE SOLUTIONS LLC, a limited liability company organized and existing under the laws of the State of California (the "Payor"), hereby promises to pay to the order of MATRIX ASSET MANAGEMENT CORPORATION, a corporation organized and existing in the State of Colorado (the "Payee"), in lawful money of the United States of America, by bank check, at c/o Matrix Bancorp., 700 17th Street, Suite 2100, Denver, Colorado 80202, or such other address as Payee shall advise Payor in writing, twelve (12) equal quarterly installments of principal and interest at a rate of six and one-half (6.5%) per annum (the "Fixed Rate") on the principal sum of FIVE MILLION DOLLARS ($5,000,000). The first such quarterly payment shall be made on December 31, 2004, with the twelfth (12th) and final payment due on September 30, 2007.

     Upon (a) the failure of Payor to timely and fully pay Payee any amounts due hereunder within three (3) business days of receipt of notice of such failure to pay or (b) commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor (each an "Event of Default"), the unpaid principal amount hereof and all accrued and unpaid interest and other sums due under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note. If any installment of principal, interest, additional interest or other sum payable under this note is not paid on the date on which it is due, the Payor shall pay to Payee interest on such unpaid amount from the date of such nonpayment until the date such unpaid amount is paid in full at a rate per annum (calculated for the actual number of days based upon a 30 day month elapsed over a year of 360 days) equal to 5% plus the Fixed Rate; provided, however, that such interest rate shall in no event exceed the maximum interest rate which Payor may by law pay.

     Payor shall indemnify and hold Payee harmless and defend the Payee at Payor's sole cost and expense against any loss or liability, reasonable cost or reasonable expense (including without limitation reasonable attorneys' fees) arising out of or in connection with any and all lawful action that may be taken by Payee in connection with the enforcement of the provisions of this Note, whether or not suit is filed in connection with the same, or in connection with the Payor of this Note becoming subject to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding.

     This Note is subject to the express condition that at no time shall the Payor be obligated or required to pay interest on the principal balance at a rate which could subject the Payee to either civil or criminal liability as a result of being in excess of the maximum lawful rate which the Payor is permitted by law to contract or agree to pay. If by the terms of this Note,

Payor is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum lawful rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum lawful rate and interest payable hereunder shall be computed at such maximum lawful rate and the portion of all prior interest payments in excess of such maximum lawful rate shall be deemed to have been voluntary payments in reduction of the principal balance.

     This Note may be voluntarily repaid by the Payor prior to maturity, in whole or in part, without premium or penalty.

     The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.




                                      B-2

     This Note is delivered by the Payor in accordance with that certain Contribution and Sale Agreement, effective as of August 31, 2004 (the "Agreement"), to which the Payor and the Payee are parties. Capitalized terms used and not otherwise defined herein have the respective meanings assigned thereto in the Agreement. If and to the extent that Payor is entitled to offset against any one or more payments due under this Note for indemnification pursuant to Section 7.5 of the Agreement, Payor shall be entitled to offset against any one or more payments due under this Note, dollar for dollar, for amounts due to Payor in respect of such indemnification. The amount entitled to be offset hereunder is referred to herein as the "Offset." At its option, and at any time(s) that Payor may elect, upon notice to Payee (the "Notice"), Payor may deduct from any amounts due under this Note an amount equal to all or any portion of the Offset up to the full amount of such Offset as of the date of such deduction, but only to the extent that Payor has not previously deducted such portion of the Offset from amounts due under this Note and only as permitted by Section 7.5 of the Agreement. The Offset shall be applied to the next payment then due under this Note following the date of the Notice, and to each payment thereafter until such time as the amount of the Offset shall be reduced to zero.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.



                                   FIRST AMERICAN REAL ESTATE SOLUTIONS LLC


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